Exhibit 99.2

DOVER DOWNS GAMING & ENTERTAINMENT, INC.

SUPPLEMENTAL DATA

RECONCILIATION OF OPERATING EARNINGS TO PRO FORMA EBITDA

In Thousands

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
Reconciliation of operating earnings to pro forma EBITDA:
Operating earnings	$9,999	$7,686	$18,823	$15,315
Depreciation	1,752	1,699	3,469	3,390
Pro forma EBITDA	$11,751	$9,385	$22,292	$18,705

We define EBITDA as earnings before interest, taxes, depreciation and amortization. EBITDA is a supplemental non-GAAP financial measure commonly used by management and industry analysts to evaluate our operations. We believe that EBITDA provides useful information to investors regarding our ability to service debt. EBITDA should not be construed as an alternative to operating earnings (as an indicator of our operating performance) or cash flows from operations (as a measure of liquidity) as determined in accordance with accounting principles generally accepted in the United States of America. Not all companies calculate EBITDA in the same manner, and EBITDA as presented by Dover Downs Gaming & Entertainment, Inc. may not be comparable to similarly titled measures presented by other companies.